Cusip No. 05367L109               13G                        Page 16 of 21 pages


                                    EXHIBIT A

AGREEMENT OF REPORTING PERSONS

      Each of the undersigned hereby agrees that Amendment No. 1 to Schedule 13G filed on the date hereof with respect to the shares of Common Stock of Avici Systems Inc. has been filed on behalf of the undersigned.


SIGNATURE:

         Dated: February 14, 2002

         Entities:

Oak Investment Partners VII, Limited Partnership
Oak Associates VII, LLC
Oak VII Affiliates Fund, Limited Partnership
Oak VII Affiliates, LLC
Oak Management Corporation


                                            By: /s/ Edward F. Glassmeyer
                                                --------------------------------
                                                     Edward F. Glassmeyer, as
                                                     General Partner or
                                                     Managing Member or as
                                                     Attorney-in-fact for the
                                                     above-listed entities


Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont


                                            By: /s/ Edward F. Glassmeyer
                                                --------------------------------
                                                     Edward F. Glassmeyer,
                                                     Individually and as
                                                     Attorney-in-fact for the
                                                     above-listed individuals